CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of the Trust for Credit Unions and to the use of our report dated October 30, 2020 on the financial statements and financial highlights of the Ultra-Short Duration Portfolio and Short Duration Portfolio. Such financial statements and financial highlights appear in the 2020 Annual Report to Shareholders which is incorporated by reference into the Prospectus and Statement of Additional Information.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
December 28, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of the Trust for Credit Unions and to the use of our report dated October 29, 2013 on the financial statements and financial highlights of the Government Money Market Portfolio. Such financial statements and financial highlights appear in the 2013 Annual Report to Shareholders which is incorporated by reference into the Prospectus and Statement of Additional Information.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
December 28, 2020